EX-99.4k
                                                Jackson National Life
                                                Insurance Company
2900 Westchester Avenue                         of New York  [graphic omitted]
Purchase, New York  10577                       A Stock Company
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                  5 YEAR WITHDRAWAL CHARGE SCHEDULE ENDORSEMENT

This endorsement is made a part of the contract to which it is attached and is effective on the Issue Date. To the extent any provisions contained in this endorsement are contrary to or inconsistent with those of the contract to which it is attached, the provisions of this endorsement will control. The benefits described in this endorsement will cease upon termination of the contract. This 5 Year Withdrawal Charge Schedule Benefit may only be elected prior to the Issue Date. The contract is amended as follows:

The CONTRACT DATA PAGE is amended by the addition of the following:

1.  The following language is added:

 "5 Year Withdrawal Charge    On an annual basis, this charge equals 0.30% of
 Schedule Charge:             the daily net asset value of the Portfolios."

2. The Withdrawal Charge schedule is deleted and replaced with the following schedule:

"Withdrawal Charge:  Contribution Year of                 Withdrawal Charge
                        Premium Payment                      Percentage
                               1                                6.5%
                               2                                 5%
                               3                                 3%
                               4                                 2%
                               5                                 1%
                          Thereafter                             0%"

3. The Withdrawal Charge schedule in the Withdrawal Charge provision is deleted and replaced with the following:

"The Withdrawal Charges associated with each new Premium are:

             Contribution Year of                 Withdrawal Charge
                Premium Payment                      Percentage
                       1                                6.5%
                       2                                 5%
                       3                                 3%
                       4                                 2%
                       5                                 1%
                  Thereafter                             0%"



                                        Signed for the Jackson National Life
                                        Insurance Company of New York

                                        /s/ Clark P. Manning

                                        President and Chief Executive Officer



7343NY